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                                                                    EXHIBIT 5.1


                 [STRADLING, YOCCA, CARLSON & RAUTH LETTERHEAD]



                                 August 7, 1997


QLogic Corporation
3545 Harbor Boulevard
Costa Mesa, California 92626

                Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we have examined Registration Statement on Form S-3, filed by QLogic Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on August 8, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 345,000 shares of Common Stock, $.10 par value per share, of the Company (the "Common Stock"), including 45,000 shares, for which the underwriters have been granted an over-allotment option. The shares of Common Stock are to be purchased by certain underwriters and offered for sale to the public together with the shares registered pursuant to Registration Statement No. 333-25881, which was declared effective on August 7, 1997 (the "Initial Registration Statement"), pursuant to the terms of an Underwriting Agreement which has been filed as an exhibit to the Initial Registration Statement and is incorporated by reference as an exhibit to the Registration Statement.

        As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the shares of the Common Stock.

        Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that the 345,000 shares of Common Stock, when issued and sold in the manner described in the Initial Registration Statement, the Registration Statement and related Prospectus, will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Initial Registration Statement.


                                        Very truly yours,

                                        STRADLING, YOCCA, CARLSON & RAUTH